Page  1  of  ___  pages     Registration  No:  _______________
THE  INDEX  TO  EXHIBITS  APPEARS  ON  PAGE  ____




                      SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549
                            ------------------------


                                  FORM  S-1/A
     REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933
     --------------------------------------------------------------
                                AMENDMENT NO. 1

                      WINDSOR  INVESTMENTS  CORPORATION
                      ---------------------------------
     (Exact  name  of  Registrant  as  specified  in  its  charter)


ILLINOIS                          1521                    36-4467731
----------                       ------                  ------------
(STATE  OR  OTHER   (PRIMARY  STANDARD  INDUSTRIAL   (I.R.S.  EMPLOYER
JURISDICTION  OF     CLASSIFICATION  CODE  NUMBER)   IDENTIFICATION  NO.)
INCORPORATION  OR
ORGANIZATION)


                                973635  AA3
                               -------------
                                (CUSIP  NO.)


                                   COPIES TO:
                                 WARREN NEMIROFF
               433 N. CAMDEN DRIVE, #400, BEVERLY HILLS, CA 90210
                                 (310) 285-1559
                               (310) 859-7868 FAX


Approximate date of commencement of proposed sale of securities to the public:
As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                           CALCULATION OF REGISTRATION FEE
                           -------------------------------

Common Stock (.01 par value) $1,000,000      $1.00      $1,000,000  $250.00
                             ===========     ======     =========== =======

(1) Best efforts underwriting (See Underwriting, Infra)
(2) Estimated solely for the purpose of calculating the Registration Fee pursuant to Rule 457.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     SUBJECT TO COMPLETION, DATED OCTOBER 18, 2001
     1,000,000 SHARES

     WINDSOR INVESTMENTS CORPORATION
     COMMON STOCK

All of shares of stock, $.01 par value per share offered hereby are being sold by Windsor Investments Corporation (the "Company"). It is currently estimated that the initial public offering price will be $1.00 per share of stock. Prior
to this offering, there has been no public market for the Common Stock   or
Senior Notes. See "Underwriting" for factors considered in determining the initial public offering price.

The Company is the corporation formed for the purposes in contemplation of this offering to sell common stock to raise both filings fees and working capital prior to selling Corporate Senior Notes mentioned infra. The Company, the Existing Stockholders, are planning on operating this venture eventually to construct housing in Nigeria after most construction funds and efforts are consummated in the U.S., but only after secondary offering mentioned infra. Upon consummation of this offering, the Existing Stockholders will continue to hold approximately 90% of the issued and outstanding Common Stock and all Senior Notes sold.

THE COMPANY WILL MAKE APPLICATION FOR LISTING OF THE SENIOR NOTES AND STOCK ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "WIN". CUSIP LISTING # FOR THE
                                                     -----------------------
SENIOR NOTES IS 973635 AA 3.
   ------------------------

With this stock offering, the Company is primarily offering under this prospectus, $1,000,000 of its aggregate principal amount of its capital stock. This Common Stock offering provides working capital for Windsor Investment Corporation for later uses determined infra.

     FOR INFORMATION CONCERNING RISK FACTORS RELATING TO THIS OFFERING, SEE "RISK FACTORS."

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

 THE ATTORNEY GENERAL OF THE STATE OF ILLINOIS HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                   UNDERWRITING DISCOUNTS          PROCEEDS TO
          PRICE TO PUBLIC          AND COMMISSIONS(1) (3)          COMPANY(2)

Per Share         $1.00               $.10                    $.90
Total(3)          $1,000,000          $100,000                $900,000

(1) The Company will indemnify an Underwriter against certain liabilities, including liabilities under the Securities act of 1933. See "Underwriting."
(2) After deducting estimated offering expenses of 10%, balance payable by the Company.
(3) The Company and the Existing Stockholder may grant to Underwriters an option to purchase additional shares on the same terms as the offering. Of such additional shares, all shares will be sold by the Company. Prices to public do not change, as dilution of ownership of principal shareholders is affected.

The stock will be offered by Underwriters as set forth under "Underwriting" herein. It is expected that delivery of certificates therefor will be made at the offices of Company against payment therefor in Chicago funds. No underwriters have been chosen as of this date.

     The date of this Prospectus is October 18, 2001.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.





                     WINDSOR INVESTMENTS CORPORATION
  CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K
  SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS ON FORM S-1


   FORM S-1 REGISTRATION                                HEADING OR LOCATION
 STATEMENT ITEM AND HEADING                                 IN PROSPECTUS
-----------------------------------------------------------------------------
1.  Forepart of the Registration                 Forepart of the Registration
    Statement and Outside Front                  Statement and Outside Front
    Cover page of Prospectus                     Cover Page of Prospectus



2.  Inside Front and Outside Back                Inside Front Cover Page of
    Cover Pages of Prospectus                    Prospectus; Outside Back Cover
                                                 Page of Prospectus

3.  Summary Information, Risk Factors            Prospectus Summary; Risk Factors
    and Ratio of Earnings to Fixed               (Ratio of Earning to Fixed Charges
    Charges                                      Not Applicable)

4.  Use of Proceeds                              Use of Proceeds

5.  Determination of Offering Price              Underwriting

6.  Dilution                                     Dilution

7.  Selling Security Holders                     Security Ownership of the
                                                 Existing Stockholder

8.  Plan of Distribution                         Outside Front Cover Page of
                                                 Prospectus; Underwriting

9.  Description of Securities to be Registered   Prospectus Summary; Dividend Policy;
                                                 Capitalization; Description of
                                                 Capital Stock

10.  Interests of Named Experts and Counsel      Not Applicable

11.  Information with Respect to the Registrant  Outside Front Cover Page of Prospectus;
                                                 Prospectus Summary; Primary and Secondary

12.  Disclosure of Commission Position           Not Applicable
     on Indemnification for Securities Act
     Liabilities


The Company intends to furnish its stockholders with annual reports containing financial statements audited by an independent accounting firm and quarterly reports containing unaudited interim financial information for the first three quarters of each fiscal year.

IN CONNECTION WITH THIS OFFERING, AN UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH ESTABLISH OR MAINTAIN THE MARKET PRICE OF THE STOCKS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



     (REST OF PAGE OMITTED INTENTIONALLY)

     PROSPECTUS SUMMARY
     ------------------

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, except as the context otherwise requires, references to the "Company" or "Windsor Investments Corporation" include simply the established company referenced herein, there are no subsidiaries, and the financial and operating data contained in this Prospectus reflect the results of such entity for the periods indicated. as used in this Prospectus. Except as otherwise noted herein, all information contained in this Prospectus relating to the Common Stock assumes no exercise of the Underwriters' over-allotment option. The Company's fiscal year will end on the Saturday closest to December 31st. All year-end data contained herein reflect results for a 52-week period, as the case may be, ending on the Saturday closest to December 31 of the applicable year, and are presented as of December 31st for convenience of reference. Prospective investors should carefully consider the matters set forth under the heading "Risk Factors."


     THE COMPANY
     -----------

The State of Taraba, Federal Republic of Nigeria, has issued its guarantee to Windsor Investments Corporation for the Senior Notes, in addition to 8% ten year bonds, to be used as collateral, to fund construction in Nigeria; as the majority of actual work on the "prefab" housing will be done in the United States, it was felt the best place to sell the subject Senior Notes, which will be secured by the State of Taraba, Federal Republic of Nigeria, would be in the United States, United Kingdom, and other locales close to the English speaking world. (Note: collective Exhibit "E").

In an attempt to market the same, it was the feeling of the State of Taraba, Federal Republic of Nigeria that an American corporation, affiliated with the said government, or chosen assignee would be formed, and the Senior Notes contributed to the same for purpose of sale (Exhibit "E"). As such, the Senior Notes start off as a liability; until monies are raised and the Senior Notes funded, there are no monies in the subject corporation. The subject company -- Windsor Investments Corporation -- has been formed for the specific reason of managing and controlling this particular sale of the Senior Notes, and expenditure of construction funds.

Windsor Investments Corporation is an American entity, which is working in conjunction with the Nigerian government. To effectuate the sale of the Senior Notes, an agreement has been entered by Nigerian affiliates to transfer the bonds into Windsor, guaranteed by the State of Taraba, Federal Republic of Nigeria, with funds managed by Windsor. Contracts will be entered into with contractors for purposes of rendering all U.S. and Nigerian construction, and be done so through the agreements so specified in attached Exhibit "E" and its attachments. In addition, the principals of Windsor and Nigerian affiliates will be issued from this corporation a special Class A Preferred Stock, that will be convertible into distributions of this entity after repayment of all the Senior Notes in issue (Exhibit "C"). It is the plan that Windsor Investments Corporation will ultimately be in many transactions within the coming decade. Prior to same, all obligations of the Senior Notes are to be so retired, all payments made to Senior Notes investors, and absolute emphasis is on the Nigerian project.

The Preferred Stock in issue, whose pro-forma contract is attached as Exhibit "C", calls for the division of any profits above Senior Notes payment on a 65/35 split between the Nigerian affiliates and Windsor common shareholder (Exhibit "C"). The principals of Windsor, as noted, will share in the net profits of the enterprise; said net profits will only be the subject of distribution after
                                                                      -----
repayment of all Senior Note obligations. As such, preferred stock is set to for a ten-year cumulative security, and is not the subject of this offering.

BUT PRIOR TO SALE OF THE SENIOR NOTES, WHICH MUST BE EFFECTUATED BY PUBLIC OFFERING SINCE NO KNOWN EXEMPTIONS APPLY AS END-BUYERS ARE NOT DETERMINED, A PRECURSOR OFFERING TO RAISE WORKING CAPITAL AND FILING AND REGISTRATION FEES FOR WINDSOR MUST BE FUNDED. THIS OFFERING FOR 1,000,000 IN STOCK IS THIS PRECURSOR.
        ----
WITHOUT ITS SUCCESS, NO SENIOR NOTES WILL BE SOLD IN LATER SECONDARY SEPARATE
                     --
OFFERING. MONIES WILL BE RAISED FROM THE STOCK SALE PER EXHIBIT "A" TO COVER SECONDARY OFFERING EXPENSES (REGISTRATION FEES, UNDERWRITING, LEGAL, ACCOUNTING, ETC.). THEN, AND ONLY THEN, THE BOND-SENIOR NOTE-PROSPECTUS WILL BE OFFERED TO THE PUBLIC.

THE LINK BETWEEN THE TWO DEMANDS FULL DISCLOSURE OF THE SENIOR NOTES AND THEIR HISTORY (EXHIBIT "E"). BUT INVESTORS ARE NOT BUYING THE SENIOR NOTES HEREIN, NO SOLICITATION IS MADE FOR THEIR SALE, AND NO GUARANTEE CAN EVER BE MADE THE
                                     ---
SENIOR NOTES WILL EVER BE SOLD OR WINDSOR BE IN BUSINESS IN OTHER PROFITABLE ENTERPRISES. THUS, COMMON STOCK PURCHASERS MUST UNDERSTAND THEIR RISKS (INFRA) AND UNIQUELY NOT PURCHASE STOCK WITH INDUCEMENT OF FUTURE SENIOR NOTES SALES,
             ---
YET WITH FOREKNOWLEDGE OF ITS PROPOSED FUTURE OFFERING.

Windsor has contracted with licensed broker dealers for purposes of marketing both the Senior Notes that may hopefully later be sold and the common stock that is the subject of this prospectus (see Exhibit "D", infra). As of this date, no underwriter has been specifically chosen to so market on a best efforts basis, but the rationale is as follows:

1. The Senior Notes in issue (Exhibit "E") are for construction projects, and infrastructure related activities in Nigeria. Such does not give to Windsor working capital to function in the role of contractual obligations.

2. To solve the impasse of (1) above, it was felt that the Corporation should issue approximately 10% of its face value to the public, done through this offering, so the Corporation can have a working capital structure for
   -
purposes of its secondary budget.  Essentially, the sale of the stock places
   -
Windsor Investment Corporation in business, and gives it liquidity to properly manage the use of the 400,000,000 in Senior Notes that is discussed vis- -vis the "Senior Notes". (Exhibit "E").

3. Although this is a Stock Offering, there is no question that the overwhelming responsibility of this entity is the usage of the Senior Notes, and not the sale of this stock. The stock is being sold for liquidity purposes; the
---
Corporation is being established for underwriters to later sell the Senior Notes, have American funds and retire the Senior Notes upon completion of the real estate activities.

IN CONNECTION WITH THIS OFFERING AND THE CONCURRENT OFFERING BY THE COMPANY, THE EXISTING STOCKHOLDER'S INVESTMENT IN THE COMPANY WILL BE REDUCED TO OWNERSHIP OF 90% (80% IF AN UNDERWRITER'S OPTION IS EXERCISED IN FULL) OF THE OUTSTANDING COMMON STOCK. ALL SENIOR NOTES WILL BE SOLD IN A LATER OFFERING IF AND ONLY IF LIQUIDITY NEEDS ARE MET BY THIS OFFERING. SEE "USE OF PROCEEDS," "COMPANY FORMATION AND ORGANIZATION," "CERTAIN TRANSACTIONS," AND "SHARES ELIGIBLE FOR FUTURE SALE."


     STOCK OFFERINGS
     ---------------

This offering of Common Stock is being made now independent of any other offering. But the consummation of this offering is a condition to the
                                   ----
consummation of a later Senior Notes Offering.  For a description of certain of
                  -----
the terms of the Senior Notes and that later offering. (See "Description of Senior Notes, part and parcel of Exhibit "E").


     THE OFFERING
     ------------

Common Stock offered by the Company                     1,000,000 shares

Common Stock to be outstanding after this offering     10,000,000 shares

Use of Proceeds

All of net probable $900,000 to company
will be used to pay operating expenses of a U.S. parent to supervise use of proceeds from construction. Said notes have specific uses and do not itemize a budget for a U.S. construction affiliate. Since bonds have been contributed to Company, stock sale will fund such necessity without diluting Senior Notes proceeds. (Exhibit "A").

Proposed NYSE Symbol                                   "WIN"



     SECONDARY OFFERING
     ------------------

After consummation of the offering of Common Stock and only after same, a secondary public offering of the Senior Notes (the "Senior Notes Offering") will hopefully follow. Such factors are conjunctive in impact.


     THE SECONDARY OFFERING
     ----------------------

Senior Notes                               $400,000,000 (400 units)

Senior Notes to be offered after
this offering                              Uncertain as Windsor plans to do
                                           other projects -- non-related
                                           -- in future

Use of Proceeds

To fund the construction of single
family and attendant residences in the State of Taraba, Federal Republic of Nigeria. Said Senior Notes have the uses and designations specified per Exhibit "E", inclusive of infrastructure, schools and attendant health facilities, factories and actual residences -- from apartments to townhouses (Exhibit "E").

Proposed NYSE Symbol                                    "WIN"



     RISK  FACTORS
     -------------

In addition to the other information contained in this Prospectus, the following factors should be considered carefully before purchasing any of the shares of Common Stock offered hereby.


1.     CONTROL  OF  THE  COMPANY.  Immediately prior to the consummation of this
       -------------------------
offering, the Existing Stockholder will own 100% of the Company's outstanding Common Stock and, after giving effect to this offering, the Existing Stockholder will continue to own approximately 80% of the Company's outstanding Common Stock (even if an Underwriter's option is exercised in full). As a result, the Existing Stockholders may be able to substantially influence the affairs and policies of the Company, to effect the election of directors to control the Board of Directors and to approve or disapprove any matter submitted to a vote of stockholders of the Company. Upon consummation of this offering, all of the members of the Company's initial Board of Directors will be persons designated by the Existing Stockholders and, thereafter, members of the Board of Directors will be elected in accordance with the Company's Certificate of Incorporation and applicable law. These factors could have an adverse effect on the market price of the Common Stock and serious impact on how the Senior Notes monies are disposed and used. See "Company Formation and Organization," "Certain Transactions," "Security Ownership of the Existing Stockholder" and "Description of Capital Stock."

2.     VARIABILITY  OF  RESULTS.  The  Company had no net income for past years;
       ------------------------
there can be no assurance that the Company's income will accrue on a quarterly or annual basis. The Company has no history. Factors expected to contribute to
                                  --
this variability include, among others (i) the timing of home closings and land sales; (ii) the Company's ability to continue to acquire additional land or options thereon on acceptable terms; (iii) the condition of the real estate market in a foreign venue; (iv) the cyclical nature of the homebuilding industry and changes in prevailing interest rates and the availability of mortgage financing; and (v) costs of material and labor and delays in construction schedules. The Company's lack of historical financial performance is not necessarily a meaningful indicator of future results and, in general, the Company expects its financial results to vary from project to project and from quarter to quarter.

3.     ABSENCE OF PUBLIC MARKET AND POSSIBLE FLUCTUATIONS OF STOCK PRICE.  Prior
       -----------------------------------------------------------------
to this offering, there has been no public market for the Common Stock. Application will be made to have the Common Stock approved for listing on the New York Stock Exchange. There can be no assurance, however, that, following this offering, a regular trading market for the Common Stock will develop or be sustained. The initial public offering price has been determined by negotiations among the Company, Affiliates of the Existing Stockholder and the Underwriters and will not necessarily reflect the market price of the Common Stock after the offering. See "Dilution" and "Underwriting." The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results and other factors. Government regulations, future announcements concerning the Company or its competitors, general economic and business conditions, the level of interest rates, the Company's operating results and similar matters may have a significant impact on the market price of the Common Stock.

4.     POSITIVE  VARIANCE  --  NO  DILUTION.  Investors  participating  in  this
       ------------------------------------
offering will not incur immediate and substantial dilution in net tangible book value. See "Dilution."

5.     SHARES  ELIGIBLE  FOR FUTURE SALE.  After giving effect to this offering,
       ---------------------------------
the Existing Stockholder will continue to own approximately 80% of the Company's issued and outstanding Common Stock (if an Underwriter's option is exercised in full). The Existing Stockholder has agreed not to offer, sell, contract to sell, grant any option to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exercisable or exchangeable for, any shares of Common Stock or warrants or other rights to purchase shares of Common Stock or permit the registration of shares of Common Stock owned by it for a period of 700 days after the date of this Prospectus, without the prior written consent of the Underwriters. See "Underwriting." Upon expiration of this period, all 9,000,000 shares of Common Stock held by the Existing Shareholder (assuming no exercise of the Underwriters' over-allotment option) will be eligible for sale in the public market, subject to compliance with the volume, holding period and other applicable limitations of Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to a registration statement meeting the requirements of the Securities Act. Sales of substantial amounts of such Common Stock could impair the Company's ability to raise capital through an offering of securities and could adversely affect the market price of the Common Stock. The 1,000,000 shares of Common Stock sold in this offering will be freely tradeable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which shares will be subject to the resale limitations of Rule 144. See "Certain Transactions -- Regulation Rights Agreement" and "Shares Eligible for Future Sale."

6.     LIMITED  OPERATING  HISTORY.  Windsor  Investments  Corporation  has  no
       ---------------------------
operating history. It is to be at start a one-project company. Although management believes that by using the proceeds of this offering it will be able to fund its operations successfully, no assurance can be given that Windsor Investments Corporation will be able to do so, except for the assembled management team, or that it will derive sufficient revenue from its operations to enable it to become profitable at the projected level, and thus no assurance can be given that investors will receive a return on their investment in the Senior Notes or Stock.

7.     DEPENDENCE UPON KEY PERSONNEL.  Windsor Investments Corporation is highly
       -----------------------------
dependent upon the services of its principals and their contacts in the industry. The success of Windsor Investments Corporation will also rely on third parties and third party contacts in the building industry. This dependence will continue and no change in management is foreseen.

8.     NEED  FOR  ADDITIONAL  CAPITAL.  This  offering  may not raise sufficient
       ------------------------------
capital to fund Windsor Investments Corporation's proposed operations, particularly if less than the maximum amount of proceeds of the offering is received. Without this offering funding, there will be no secondary offering and no profit potential from Senior Notes, Windsor Investments Corporation will need to raise significant additional capital in the future. No assurance can be given that such funds will be available to Windsor Investments Corporation on favorable terms and conditions, if at all. In addition, no assurance can be given that Windsor Investments Corporation will be able to ever become profitable at the projected levels, and no assurance can be given that investors will ever receive a return on their investment.

9.     FINANCIAL  INFORMATION  AND  PROJECTIONS.  The  financial  information
       ----------------------------------------
included in this Memorandum is audited, and has been prepared in accordance with generally accepted accounting principles. But the financial projections contained herein are based upon management's assumptions concerning future events and are intended to be illustrative only. The projected financial information is prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants regarding prospective financial information. While management believes that the assumptions are reasonable, they are subject to customary uncertainties inherent in making projections, and there can be no assurances that the assumptions will in fact prove to be accurate. The assumptions upon which the projections are based should be reviewed carefully. The projections should be viewed merely as financial possibilities based on the assumptions and are not a guarantee of future performance. There can be no assurance that the projected results will be attained, and the difference between actual and projected results may be material.

10.     CONTROL  OF  WINDSOR  INVESTMENTS  CORPORATION BY EXISTING STOCKHOLDERS.
        -----------------------------------------------------------------------
Windsor Investments Corporation's founders will own the majority of the capital stock of Windsor Investments Corporation following the Offering. Consequently, although investors who purchase Stock and Senior Notes will have contributed all of capital, control of Windsor Investments Corporation will always exclusively reside with, and Windsor Investments Corporation's operations will continue to be dramatically influenced by, its founders and insiders.

11.     SHARE  PRICE  ARBITRARILY  DETERMINED.  The per share purchase price for
        -------------------------------------
the shares price hereby bears no relationship to established criteria (such as book value per share, a multiple of earnings or revenue, or any other criteria) and was arbitrarily determined. In addition, Windsor Investments Corporation has not obtained, and will not obtain, any opinion of an investment banker or advisor as to the fairness of per share purchase price of the Stock.

12.     LACK  OF  ESTABLISHED  BUSINESS/DETERMINATION  OF UPSIDE POTENTIAL.  The
        ------------------------------------------------------------------
Company has no business background, and is in need of capital to start operation. Significant capital and time has been expended to prepare this project, but income at projected levels is not yet achieved or specific start-up capital. The Company does not have substantial income. This offering is structured to maximize corporate potential, with risks. Upside potential is great and a secure return is foreseeable.

13.     THE  USE  OF  STOCK.  Investment  will  be  through  use  of  Stock.
        -------------------
Essentially, the transaction is structured so as to offer high return by stock appreciation.

14.     IMPORTANCE  OF  INITIAL  PROCEEDS  FROM THE VENTURE.  The funds from the
        ---------------------------------------------------
sale of the stock and Senior Notes will have a critical effect on the future success of the Company, and place Windsor Investments Corporation operations into business. The Company will use the proceeds as in the Business Summary, and these proceeds are crucial to Windsor Investments Corporation's formation and profit structure. Indeed, less than full financing will prevent secondary Senior Notes offerings. Even with full capitalization, it is possible the Company may not be adequately capitalized, or may need to borrow elsewhere, putting major restrictions on future cash flow. In this regard, this offering is structured with the hope for singular funding to be raised and other forms to follow without interruption. All risks are minimized, but not extinguished, with maximum funding raised.

15.     LACK  OF  HISTORY  OF  PAYING  DIVIDENDS/INTEREST  PAYMENTS.  Windsor
        -----------------------------------------------------------
Investments Corporation has no history of paying dividends, let alone repayment of a capital investment. Yet the investment desires dividend distributions on substantial profits earned. All payment presumes substantial after-tax income from Windsor Investments Corporation from completion of this offering. Failure to so perform could leave the stockholders in jeopardy, as to dividend payment, and return of capital.

16.     ECONOMIC  RISK.  Each  subscriber  must  bear  the  economic  risk  of
        --------------
investment in the Company. Although there may be a market for the resale of the Stock and Bonds, a Stockholder could have difficulty liquidating his investment in case of an emergency.

17.     UNDERTAKING.  The  Company  will,  upon  the  request  of  any investor,
        -----------
provide to such investor a list of the names and addresses of the other purchasers of Stock.

18.     RETURN  ON  INVESTMENT.  No  assurance  can be given that a purchaser of
        ----------------------
Stock will realize a return on his investment or that he will not lose his investment. Investment in the Company involves a substantial degree of risk and, therefore, each prospective investor should read this offering Memorandum and all Exhibits hereto carefully and should consult with his own personal attorney, tax consultant, accountant or business advisor prior to making any investment decision.

19.     VARIANCE:  NO CONFLICTS OF INTEREST.  The basic conflict inherent in any
        -----------------------------------
business - use of capital for reinvestment vs. distributions to stockholders - is not present here. The monies are separate: the Common Stock will be sold to give a working capital structure to Windsor Investments Corporation; secondarily, Senior Notes will be sold for uses already predetermined both in the United States and Nigeria. The Senior Notes are guaranteed by an entity that will pay the investors whether or not the Corporation makes any money; although the repayments will flow through this entity, such will come regardless of the amounts of monies so generated by the offering. Thus, it makes no difference whether the decision of the management is for repayment of capital; that repayment is guaranteed and will be done so by the surety.

     The key individuals in charge will act in their proper fiduciary capacities to Stockholders.

     USE  OF  PROCEEDS
     -----------------

The monies to be raised, a maximum of $900,000, is for working capital for Windsor Investments Corporation to supervise Senior Note funds. A budget for it is attached as an Exhibit herein, and calls for working capital for salaries, travel attendant office expenses and the not insignificant fees to register a $400,000,000 Senior Notes offering. Windsor Investments Corporation will exist to supervise, and work with independent contractors, general contractors, for the work done in the United States. Its role will be supervisory, and its principals may be under the guise of employment contracts for work with outside third parties.


     DIVIDEND  POLICY
     ----------------

The Company presently anticipates that earnings will be retained to finance the continuing development of its business. The payment of dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, the success of the Company's business activities, capital requirements, the general financial condition of the Company and general business conditions.



     COMPANY  FORMATION  AND  ORGANIZATION
     -------------------------------------

The Company was formed in contemplation of this offering and to sell Senior Notes for the project for construction in Nigeria. As such, this Corporation has, as its opening function, to supervise, through outside broker dealers (Underwriting), the sale of the Stock.

Its secondary function is to sell Senior Notes, to enter into requisite agreements, (attachments to collective Exhibit "E"), and to manage funds which will remain in the U.S. once raised. All the fabricated materials and supplies will be purchased in the U.S. In the interim, these principals may function through employment agreements, but have no ownership position in this company.

The sale of the Common Stock will be done with the understanding that the public after sale of same, will own approximately a 10% ownership interest in this entity. But the public should note, that, after the Senior Notes sale, the repayment of the Senior Notes is the "senior obligation" of this entity. It is, of course, hoped that the primary investors will purchase stock and later Senior Notes, but the overriding emphasis will be for the Company to market and sell the Senior Notes. This Company has no function or need for existence unless those Senior Notes are sold, and the funds raised for the purposes described herein in Exhibit "E". This is not a company whose role is modified or possible
                                                                     -----------
without the later sale of the Senior Notes. Without the sale of the Senior Notes, it is probable the company will be defunct, with no reason for existence.

     MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
     FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS
     --------------------------------------------------

The Company was formed by the Existing Stockholders to effectuate the later distribution of the funds from the sale of the Senior Notes. This Company was formed in April 2001, and its expected life and project is not focused on any activity except that described infra. It will be under the auspices of a management contract and assignment agreements with Nigerian affiliates (Exhibits "E"). Affiliate security interest will be on a preferred stock basis, with no voting power. Thus, control will rest with the common stockholders of Windsor.

The stock itself that will be sold will be done so for purposes of establishment of a working budget (Exhibit "A"). Its sale will still leave 90% of voting control in the hands of present shareholders.



     DILUTION
     --------

There is no planned dilution of stock offered herein. Company is authorized to sell 10% of issued stock per this offering and does not plan a secondary
                                                            ---
offering. Public will own up to 10% of corporate stock and no secondary offering of stock is contemplated nor any future issuance of capital stock.



     CAPITALIZATION
     --------------

Corporation has had de minimis capitalization to date; shareholder stock sale for $10,000 is sole original equity and capitalization. Offering will, essentially capitalize this company.


     MANAGEMENT
     ----------

The directors, executive officers and certain other key employees of the Company will be determined later per need of secondary offering.

Resumes of proposed principals are as shown in Exhibit "B". More fulsome resumes are on file with Company for review as necessary.


     BOARD  OF  DIRECTORS
     --------------------

Upon the consummation of the Offerings, the Company will appoint three additional directors, each of whom will be independent. Failure to maintain at least two independent directors could result in a delisting from the New York Stock Exchange. Each director will hold office for one year or until his or her successor has been elected and qualified. Officers serve at the pleasure of the Board of Directors.

The Board of Directors has created an Audit Committee and a Compensation Committee of the Board. Following the Offerings, the Audit Committee will be comprised of the three independent directors to be appointed, and will be charged with reviewing the Company's annual audit and meeting with the Company's independent accountants or review the Company's internal controls and financial management practices. The Compensation Committee will include at least two of the three independent directors to be appointed and will recommend to the Board of Directors compensation for the Company's key employees.


     DIRECTOR  COMPENSATION
     ----------------------

Non-employee directors will receive annual compensation of $1,000 for service to the Company as members of the Board of Directors, in addition to $200 for each meeting of the Board or committee thereof attended. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Any director who is an employee of the Company or who is nominated to the Company's initial Board of Directors by the Existing Stockholder will receive compensation for services rendered as a director.



     EXECUTIVE  COMPENSATION  AND  OTHER  INFORMATION
     ------------------------------------------------

     SUMMARY  COMPENSATION  TABLE
     ----------------------------

Salaries and compensation of proposed principals are still being negotiated at this time. Upon funding, compensation will be per industry standards by Employment Agreement (attachment to Exhibit "E").


     PARENT  EXECUTIVE  SHARE  OPTION PLAN/401(K) PLAN/2001 STOCK INCENTIVE PLAN
     ---------------------------------------------------------------------------

The Corporation intends no Option, 401(k) Plan or Stock Incentive Plans of any nature; the incentive for the shareholders of Windsor Investments Corporation is the distributions from the maturity of the Preferred Stock discussed herein (Exhibit "F"). All managerial principals of the Company will function through employment agreements or independent contractors agreements as discussed herein (Exhibit "E"). No other employee benefits outside of the mentioned agreements will be effectuated.


     EMPLOYMENT  AGREEMENTS
     ----------------------

The Company intends to enter into employment agreements (the "Employment Agreements" -- attachments to Exhibit "E") with necessary principals, infra. It is intended that the Employment Agreements will become effective upon consummation of the Offerings (the "Effective Date"). The Employment Agreements will set forth the basic terms of employment for each Executive, including base salary, bonus and benefits, including benefits to which each Executive will be entitled if his employment is terminated for various reasons.

Each Employment Agreement will be effective for a term of one year following the Effective Date (the "Initial Term"), but will be automatically extended for successive one-year periods, unless earlier terminated by the Company or the Executive. In addition, each Employment Agreement will contain non-competition and confidentiality provisions.

Each Employment Agreement will provide that each Executive will be paid an initial base salary, to be mutually agreed upon between the Company and the Executive prior to the Effective Date, which base salary may be adjusted by the Compensation Committee of the Company's Board of Directors following the expiration of the first year of the Initial Term based on the Executive's performance, the salaries provided to comparable businesses, the financial condition of the Company and other similar factors. In addition, each Executive may earn an incentive bonus for services rendered by such Executive during fiscal year 2001, up to a percentage of his base salary, upon the attainment of certain performance criteria. In subsequent years, the Executive will be entitled to receive a bonus based upon similar performance criteria that will be adjusted by the Compensation Committee to reflect growth goals for the Company.

Generally, if the Executive's employment is terminated by the Company for "cause" (as defined in the Employment Agreements) or as a result of the Executive's incapacity, retirement or death, the Executive will be entitled to receive an amount equal to his base salary through the effective date of termination, and all other amounts to which the Executive may be entitled under his Employment Agreement to the effective date of termination including bonus amounts (in cases other than for "cause"), which will be prorated to the date of termination.

In the event the Executive's employment is terminated for any other reason, the Executive will be entitled to receive an amount equal to his base salary for the remainder of the terms of his Employment Agreement then in effect, and all other amounts to which the Executive may be entitled under his Employment Agreement to the effective date of termination, including bonus amounts prorated to the date of termination as determined by the Compensation Committee of the Board of Directors of the Company.



     CERTAIN  TRANSACTIONS
     ---------------------

Prior to the consummation of the Offerings, this entity has entered into no agreements except as shown, has had no obligations, and has commenced no business. There is not past to this entity. No agreements are contemplated, except those so delineated herein, and as shown in the Exhibit list. There will be no service agreements, no consulting agreements, and no indemnification agreements outside of those so contemplated and shown specifically in this understanding. This is a sole purpose entity, without a past.


     SECURITY  OWNERSHIP  OF  THE  EXISTING  STOCKHOLDER
     ---------------------------------------------------

The following table sets forth information regarding the beneficial ownership of the Common Stock as of the date of this Prospectus before and after giving effect to the offering made hereby, by each person or entity who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock.



                                                            SHARES  TO  BE
                               SHARES  BENEFICIALLY           BENEFICIALLY
NAME  AND  ADDRESS             OWNED  PRIOR  TO THIS        OWNED AFTER THIS
OF  BENEFICIAL  OWNER               OFFERING                  OFFERING(1)
---------------------               --------                   --------

                         Number     Percentage     Number     Percentage
                         ------     ----------     ------     ----------

John  La  Monica          5,000,000        50%     4,500,000        45%
Dr. Paul O. Otubusin      5,000,000        50%     4,500,000        45%

(1) If an Underwriter exercises its option in full, the Existing Stockholder will beneficially own 8,000,000 shares of Common Stock, or 80% of the outstanding shares of Common Stock.



     DESCRIPTION  OF  CAPITAL  STOCK
     -------------------------------

The authorized capital stock of the Company (i) consists of 50,000,000 shares of Common Stock, $1.00 par value, of which 10,000,000 will be issued prior to consummation of the Offerings; and (ii) 50,000,0000 shares of Preferred Stock, $1.00 par value which may be issued after secondary funding, per Exhibits "C"
(Preferred  Stock  Contract.)


     COMMON  STOCK
     -------------

The holders of outstanding shares of Common Stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the Board of Directors may from time to time lawfully determine. Each holder of Common Stock is entitled to one vote for each share held. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption or assessment. Subject to the rights of holders of any outstanding Preferred Stock, upon liquidation, dissolution or winding up of the Company, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the Common Stock at that time outstanding. The Common Stock presently outstanding is, and the Common Stock issued in this offering will be, fully paid and no assessable.

     PREFERRED  STOCK
     ----------------

Under corporate charter, Preferred Stock may be issued in series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof, to the extent that such are not fixed in the Company's Restated Certificate of Incorporation, as the Board of Directors determines. The rights, preferences, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The Board of Directors may authorize the issuance of Preferred Stock that ranks senior to the Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, the Board of Directors is authorized to fix the limitation and restrictions, if any, upon the payment of dividends on Common Stock to be effective while any shares of Preferred Stock are outstanding. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.

Should a secondary offering take place and Senior Notes be effectively sold herein, the primary means of profit payment for will be through the purview of Preferred Stock. Said Preferred Stock is not the subject of this offering, and will not be public in nature. It will be given as a form of long-term compensation to named parties (Exhibit "C"), all and fulsome descriptions of it are given in the attendant and following description of security, and/or security Senior Notes, Common Stock and Preferred Stock.


     TRANSFER  AGENT  AND  REGISTRAR
     -------------------------------

The Company has not yet appointed a transfer agent; it will do so in the near future.


     CERTAIN  PROVISIONS  AFFECTING  STOCKHOLDERS
     --------------------------------------------

Illinois, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which may have the effect of delaying or deterring any unsolicited takeover attempts. Generally, Illinois corporate law restricts certain "business combinations" with "interested stockholders" for three years following the date that person becomes an interested stockholder, unless the Board of Directors approves the business combination. By delaying or deterring unsolicited takeover attempts, these provisions could adversely affect prevailing market prices for the Common Stock.





     (REST  OF  PAGE  OMITTED  INTENTIONALLY)

     THE  SECURITY
     -------------

     COMMON  STOCK
     -------------

The base security in issue is common stock. This is an offering with one security for registration -- Stock. However, the secondary offering is structured with Senior Notes; Windsor Investments Corporation exists to later sell the Senior Notes and manage its proceeds. The Stock exists for purposes of liquidity during specified Senior Notes proceeds usage.

Although, this offering is not a tax shelter, nor meant to be, the return from these securities has vastly different tax implications. To wit, the Stock will hopefully pay dividends (see below) appreciate and be sold for capital gain.

It  is  the  dividend  (Stock)  that  concerns  this  section.


     TAX  ADVANTAGES
     ---------------

Prior to the TRA of 1986, most major private investments were accomplished through the medium of a limited partnership offering. The rationale was simple. A legitimate investment generating losses, though passive in nature (i.e. - the investor was not a principal or active participant) could be used to off-set the "active" income of the investor's actual business (i.e., what he, she, or it did "for a living"). Any form of investment that looked to dividend payments, let alone equity investment, was frowned upon. No tax benefits could be obtained, no "shelter" available.

After 1986, limited partnerships, indeed any form of passive investment, lost its appeal - and logic. Now only active loss could be matched against active gain (read - to use partnership losses, one needed participation and risk). A new form of income - portfolio income, investment income - appeared almost impossible to shelter. Investments as a shelter ceased to be viable. Yet, surprisingly, one tax-deferral investment remained, one predicated on equity investment, and a specific type of investor. This was and is preferred stock -- or any equity for a corporate investor.

UNDER THE IRC, A DIVIDEND PAID TO A NON-AFFILIATED CORPORATION GAINS A 70% DIVIDEND-RECEIVED DEDUCTION. IN SIMPLE TERMS, FOR A CORPORATE INVESTOR (AND THAT ALONE) EVERY $100.00 PAID IN A DIVIDEND (FROM A CORPORATION ONE DOES NOT CONTROL) GENERATES A DEDUCTION PRIOR TO TAX OF $70.00. THIS IS DONE TO AVOID THE IMMEDIACY OF AN ONEROUS DOUBLE TAXATION. THUS, SUCH A DIVIDEND WOULD YIELD TAXABLE INCOME OF ONLY, PER EXAMPLE, $30.00, MAKING EFFECTIVE TAX RATE ON THAT $100.00 DE MINIMIS, RATHER THAN THE POTENTIAL MAXIMUM OF 39%.

Common and preferred stock for an investor - a corporate investor alone - thus can be attractive, as stock by contract has no guaranteed payments. A debenture
                                                                     -----------
or note would not generate the same benefits, since the deduction does not apply
--------------------------------------------------------------------------------
to  interest.  Stock,  is equity, and to a corporate investor, any distributions
------------              ------
will  be  from  profits,  be  dividends,  and  be  subject  to  IRC.

A FULL TAX OPINION CONCERNING THE ABOVE IS ON FILE FOR INVESTOR REVIEW. BUT CORPORATE TAX COUNSEL DOES NOT REPRESENT INVESTORS AND ANY TAX JUDGMENT MUST BE MADE WITH PROPER INDIVIDUAL CONSULTATION.

SOME FEATURES LISTED ABOVE APPLY TO AN INDIVIDUAL INVESTOR, BUT NOT THE TAX DEFERRAL BENEFITS. TO AN INDIVIDUAL - OR GRANTOR, "SIMPLE" TRUST - THIS DIVIDEND PAYMENT WILL BE PORTFOLIO INCOME, NOT SHELTERABLE BY ANY BUT PORTFOLIO LOSS.

WINDSOR  INVESTMENTS  CORPORATION  SENIOR  NOTES  DIVISION
----------------------------------------------------------

At  conclusion  of  offering,  ownership  structure  shall  be  as  follows:

(inclusive  of  officers  mentioned  herein)
Authorized  in  Illinois     50,000,000  Common*

50,000,000  Class  A  Preferred**            100,000,000

Founders  &  Insiders  (issued)     Common     9,000,000

Public  and  Brokers  (issued)                 1,000,000

* From original issuance, founders may issue up to 10% of corporate ownership to underwriters as deemed necessary. Such issuance will not dilute issuance but only founder percentage.

** Per corporate minutes, preferred stockholders will share in a % of net profits from the construction projects; net profits will be cumulative in nature and will only accrue, by accounting definition, after all note retirement and at 10 year term. As a benefit similar in structure to an option, the Preferred Stock will be issued for services, and not require capital contribution, under the guise of IRC 83. (Exhibit "D").

Public Stock will be voting and on funding own approximately 10% of voting power and approximately 10% of corporate net worth. (See Business Plan, Infra).

NOTE:          THIS  INVESTMENT IS NOT MEANT TO BE A TAX-ADVANTAGED OR LEVERAGED
----
INVESTMENT. IT WILL EXIST FOR DISTRIBUTION OF INCOME AND APPRECIATION ON SAME. BUT TAX ADVANTAGES AND OPINION MENTIONED HEREIN SHOULD BE DISCUSSED WITH TAX COUNSEL.

     SHARES  ELIGIBLE  FOR  FUTURE  SALE
     -----------------------------------

Future sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices of the Common Stock. Upon consummation of this offering, there will be 10,000,000 shares of Common Stock outstanding. Of these shares, the 1,000,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which will be subject to the resale limitations of Rule 144. The remaining 9,000,000 shares (8,000,000 shares if the Underwriters' option is exercised in full) will be owned by the Existing Stockholders, which have agreed not to offer, sell, contract to sell, grant any option to sell, or otherwise dispose of, directly or indirectly, any of its shares of Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Common Stock, or warrants or other rights to purchase shares of Common Stock or permit the registration of shares of Common Stock, for a period of 700 days following the date of this Prospectus. See "Underwriting." Upon expiration of such period, the Existing Stockholders will be entitled to sell its shares subject to compliance with the volume, holding period and other applicable limitations of Rule 144. Pursuant to a Registration Rights Agreement with the Company, the Existing stockholder has certain rights to require the Company to register some or all of the shares owned by the Existing Stockholder.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities within the meaning of Rule 144 ("Restricted Shares") for at least two years, including the holding period of any securities which are converted into the Restricted Shares and including the holding period of any prior owner except an affiliate, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock (approximately 90,000 shares after giving effect to this offering and 80,000 shares if the Underwriters' over-allotment option is exercised in full) or the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least three years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public requirements or notice requirements.


     (REST  OF  PAGE  OMITTED  INTENTIONALLY)

     UNDERWRITING
     ------------

The names of the Underwriters of the Common Stock offered hereby and the aggregate number of shares/notes of Common Stock which each has severally agreed to purchase from the Company are as follows:

                                                         Number  of  Shares
Underwriters                                             To  be  Purchased
------------                                             -----------------

See  attached  Exhibit                                    BEST  EFFORTS
                                                          UNDERWRITING

The  Managing  Underwriter  is  not  yet  chosen.

This  is  a  best-efforts  underwriting.

If any shares of Common Stock offered hereby are not sold by Underwriters, there is no guarantee shares or notes will be so purchased by Underwriters. The Underwriting Agreement will not contain provisions whereby if any Underwriter defaults in its obligation to purchase shares, the remaining Underwriters, or some of them, must assume such obligations.

The Common Stock offered hereby will be offered severally by Underwriters for sale at the price set forth on the cover page hereof, or at such price less a concession not to exceed 10% per share on sale to certain dealers. The offering of the shares of Common Stock is made for delivery when, as, and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. Underwriters may reserve the right to reject any order for the purchase of the shares. After the initial public offering, the public offering price, the concession and the re-allowance may be changed by Underwriters.

The Company and the Existing Stockholders will grant to the Underwriters an option to purchase up to an aggregate of 1,000,000, shares of Common Stock. If the Underwriters exercise this option, there are no other requirements. The
Underwriters may exercise such option on or before the ninetieth day from the date of the Underwriting Agreement and only to cover over-allotments made of the shares in connection with this offering. Existing stockholders equity will be reduced by this option.

Prior to this offering, there has been no public market for the shares of Common Stock. In determining the initial public offering price, consideration was given, among other things, to: (a) the market value of certain publicly-traded common stocks of similar companies in relation to their book values, revenues, earnings and cash flows; (b) the book value, revenues, earnings, cash flow and operating history of the Company's predecessors; (d) the experience of the Company's management; (e) the position of the Company in its industry; (f) the Company's prospects and needs of the offering for liquidity for construction. Consideration was also given to the general status of the securities market and the demand for similar securities of comparable companies.

The Company, its officers and directors and the Existing Stockholders prior to this offering have agreed not to offer, sell, contract to sell, grant any option to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or securities convertible into Stock, or exercisable or exchangeable for, any shares of Common Stock or other rights to purchase shares of Common Stock, for a period of 180 days after the date of this Prospectus, except register the shares of Common Stock and sell such Common Stock pursuant to this offering.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

     LITIGATION
     ----------

The  Company  has  no  legal  proceedings  and is not a litigant in any lawsuit.


     CERTAIN  LEGAL  MATTERS
     -----------------------

The validity of the Common Stock offered hereby is being passed upon for the Company by Law Offices of Warren Nemiroff; 433 N. Camden Drive, Suite 400, Beverly Hills, California 90210. Certain legal matters with respect to this offering will be passed upon by Underwriters when chosen.


     EXPERTS
     -------

The combined financial statements of the Company and related financial statement schedules appearing in this Prospectus and the Registration Statement of which this Prospectus forms a part have been audited by Bongiovanni & Assc,555 S. Powerling Road, Pompano Beach, Florida 33069, independent auditors, to the extent indicated in their reports thereon appearing elsewhere herein and in the Registration Statement. Such combined financial statements and related financial statement schedules have been included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     ADDITIONAL  INFORMATION
     -----------------------

The Company has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of such material may be examined without charge at, or obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     INDEX  TO  AUDITED  FINANCIAL  STATEMENTS
     -----------------------------------------


                                                                          Page
                                                                          ----

Report  of  Independent  Auditors                                          F-1

Balance  Sheet  as  of  July  31,  2001                                    F-2

Statement  of  Operations  for  the  five  months  ended  July  31,  2001  F-3

Statement of Stockholders' Deficit                                         F-4

Statement  of  Cash  Flows  for  the  five  months  ended  July  31,  2001 F-5

Notes  to  Audited  Financial  Statements                              F-6-F-8


     (REST  OF  PAGE  OMITTED  INTENTIONALLY)

























                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Stockholders:
Windsor Investments Corporation
1719 S. Mannheim Road
Des Plaines, Illinois

We have audited the accompanying balance sheet of Windsor Investments Corporation (a development stage company) as of July 31, 2001 and the related statement of operations, stockholders' deficit, and cash flows for the period of inception (March 23, 2001) to July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Windsor Investments Corporation (a development stage company) as of July 31, 2001 and the results of its operations and its cash flows for the period of inception (March 23, 2001) to July 31, 2001 in conformity with accounting principles generally accepted in the United States of America.
 The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered losses and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bongiovanni & Associates
----------------------------
Pompano Beach, Florida

August 8, 2001



                         WINDSOR INVESTMENTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 AT JULY 31, 2000


                                     ASSETS
                                     ------


CURRENT ASSETS
--------------------------------------------------------------
  Cash and cash equivalents. . . . . . . . . . . . . . . . . .  $    -0-

    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . .  $    -0-
                                                                ========


LIABILITIES AND STOCKHOLDERS' DEFICIT
--------------------------------------------------------------

CURRENT LIABILITIES
--------------------------------------------------------------
  Accounts Payable and Accrued Expenses. . . . . . . . . . . .  $  3,000
  Due Related Party - Note C . . . . . . . . . . . . . . . . .     2,600
    TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . .     5,600

STOCKHOLDERS' DEFICIT
--------------------------------------------------------------
  Common Stock ($.001par value, 50,000,000 shares authorized:
   10,000,000 issued and outstanding). . . . . . . . . . . . .    10,000
  Additional Paid-in-Capital . . . . . . . . . . . . . . . . .       -0-
  Deficit Accumulated During Development Stage . . . . . . . .   (15,600)
    TOTAL STOCKHOLDERS' DEFICIT. . . . . . . . . . . . . . . .    (5,600)

    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . .  $    -0-
                                                                ========









         See notes to audited financial statements and auditors' report



                         WINDSOR INVESTMENTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
         FOR THE PERIOD OF INCEPTION (MARCH 23, 2001) TO JULY 31, 2001*




OPERATING EXPENSES:
----------------------------------
  General and administrative . . .  $    15,600
    TOTAL EXPENSES . . . . . . . .       15,600

    OPERATING LOSS . . . . . . . .      (15,600)

    LOSS BEFORE TAXES. . . . . . .      (15,600)

    INCOME TAX (PROVISION) BENEFIT          -0-

    NET LOSS . . . . . . . . . . .  $   (15,600)
                                    ============
  Net loss per common share
  Basic & fully diluted. . . . . .  $        **
                                    ============
  Weighted average common
  shares outstanding . . . . . . .   10,000,000
                                    ============



     *Also 'Cumulative-to-date loss since inception'
     ** Less than $.01










         See notes to audited financial statements and auditors' report



                         WINDSOR INVESTMENTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
          FOR THE PERIOD OF INCEPTION (MARCH 23, 2001) TO JULY 31, 2001


                                                          Deficit
                                                          Accumulated
                                      Common   Common     Additional During
                                      Shares   Stock      Paid-in    Development
                                      ('000)   $.001 Par  Capital    Stage
Balances, March 23, 2001 . . . . . .     -0-   $     -0-  $    -0-   $    -0-

Issuance of common stock to officers
and directors. . . . . . . . . . . .  10,000      10,000       -0-        -0-

Net loss for the period. . . . . . .     -0-         -0-       -0-    (15,600)

Balances, July 31, 2001. . . . . . .  10,000   $  10,000  $    -0-   $(15,600)
                                      ==========================================



















         See notes to audited financial statements and auditors' report



                         WINDSOR INVESTMENTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
         FOR THE PERIOD OF INCEPTION (MARCH 23, 2001) TO JULY 31, 2001*



CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------------
  Net loss. . . . . . . . . . . . . . . . .  $(15,600)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Increase in operating liabilities:
      Accounts payable and accrued expenses     3,000
      NET CASH USED IN
      OPERATING ACTIVITIES. . . . . . . . .   (12,600)

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------------
  Proceeds from sales of common stock . . .    10,000
  Proceeds from shareholder loan. . . . . .     2,600
      NET CASH PROVIDED BY
      FINANCING ACTIVITIES. . . . . . . . .    12,600

      NET INCREASE (DECREASE) IN
      CASH AND CASH EQUIVALENTS . . . . . .       -0-

CASH AND CASH EQUIVALENTS:
-------------------------------------------
      Beginning of year . . . . . . . . . .       -0-
      End of year . . . . . . . . . . . . .  $    -0-
                                             ---------











         See notes to audited financial statements and auditors' report

                         WINDSOR INVESTMENTS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE PERIOD OF INCEPTION (MARCH 23, 2001) TO JULY 31, 2001
          =============================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Background - Windsor Investments Corporation (the "Company") was organized under
----------
the laws of the State of Illinois on March 23, 2001 for the purpose of exploring business opportunities, primarily construction related projects, with the State of Taraba, Federal Republic of Nigeria. The Company plans to sell Senior Notes to raise capital to fund these various projects.

The Company is a developing stage entity and is primarily engaged in seeking to build residential communities in the State of Taraba, Federal Republic of Nigeria, using a 'pre-fabricated' housing process. The initial focus of the Company's efforts is to market those products.

Basis  of  Presentation  -  The financial statements included herein include the
-----------------------
accounts of the Windsor Investments Corporation prepared under the accrual basis of accounting.

Cash  and  Cash  Equivalents - For purposes of the Statements of Cash Flows, the
----------------------------
Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's  Use  of  Estimates  -  The  preparation of financial statements in
--------------------------------
conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net  Loss  per  Common  Share - Net loss per common share has been calculated by
-----------------------------
dividing the net loss for each period presented by the weighted average number of common shares for the respective period.

Income  Taxes  -  Income  taxes  are  provided  in  accordance with Statement of
-------------
Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

                         WINDSOR INVESTMENTS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE PERIOD OF INCEPTION (MARCH 23, 2001) TO JULY 31, 2001
          =============================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT')
-----------------------------------------------------------

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards
---------------------------
Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the years covered in the financial statements.

NOTE B - RECENT ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In June of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which the Company has adopted. The Statement, as deferred by FASB No. 137, is effective for fiscal years beginning after June 15, 2000. It establishes standards for accounting and reporting for derivative instruments and hedging activities. Statement of Financial Accounting Standards No.133 and No. 137 do not currently impact the Company's financial statements, as there are no derivative instrument holdings.

In April, 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". The SOP is effective for fiscal years beginning after December 15, 1998. The SOP requires costs of start-up activities and organization costs to be expensed as incurred. The Company has adopted SOP 98-5, however, the adoption of SOP 98-5 did not have a material impact on the Company's financial statements.

The FASB has issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," an amendment of FASB Statement No. 65, which the Company has not been required to adopt as of March 31, 2000.

Statement No. 65, as amended by FASB Statements No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities", requires that after the securitization of a mortgage loan held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. This statement further amends Statement No. 65 to require that after the securitization of mortgage banking activities classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. This Statement is effective for fiscal years after December 15, 1998 and does not have a material impact on the Company.







                                       F-7
                         WINDSOR INVESTMENTS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      ====================================

NOTE  C  -  DUE  RELATED  PARTY
-------------------------------

The amount due related party at July 31, 2001 consists of advances made on behalf of the Company by an officer for general operating expenses. The balance bears an interest rate of 6% per annum and is due on demand. The officer has elected to waive accrued interest as of July 31, 2001 and the effects of imputed interest are immaterial to the financial statements taken as a whole.

NOTE  D  -  GOING  CONCERN
--------------------------

As shown in the accompanying financial statements, the Company has incurred losses from operations and other circumstances that has placed substantial doubt as to whether the Company can continue as a going concern. In addition, the Company has not yet reported any revenues. The ability of the Company to continue as a going concern is dependent on developing its business plan and obtaining new capital. Management has enacted a plan of seeking out strategic relationships and capital raising entities that may add value to the Company and its shareholders.

NOTE E - EQUITY
---------------

During the period ended July 31, 2001, the Company sold 10,000,000 shares of its common stock for $10,000 to an officer of the Company. Proceeds from the sale of the stock were used for general corporate purposes.

NOTE F - PROPOSED SENIOR NOTE OFFERING
-------------------------------

The Company is planning to raise additional funds through a $400,000,000 offering of the Company's Senior Notes. The Company expects details of the Senior Notes offering to be released in a registration statement to be filed with the Securities and Exchange Commission. The Company has not yet secured an underwriter and is proposing to offer the Senior Notes on a best efforts basis. There can be no assurance that the Company will be successful in raising additional funds through this offering.

 No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy Common Stock to any person in any jurisdiction or in any circumstance in which such offer would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date of this Prospectus or that the information contained herein is correct as of any time subsequent to its date.

 ________________________

 TABLE  OF  CONTENTS

 Page
 ----

Prospectus  Summary
Primary  and  Secondary  Offering
Risk  Factors                                            WINDSOR
Use  of  Proceeds                                      INVESTMENTS
Dividend  Policy                                       CORPORATION
Company  Formation  and  Organization
Management's  Discussion  and  Analysis  of
 Condition  and  Results  of  Operations
Dilution
Capitalization
Management
Executive  Compensation  and  Other  Information
Certain  Transactions                                  COMMON  STOCK
Security  Ownership  of  the  Existing  Stockholder
Description  of  Capital  Stock
The  Security
Shares  Eligible  for  Future  Sales
Underwriting
Litigation
Certain  Legal  Matters                                  PROSPECTUS
Experts
Additional  Information
Audited  Financial  Statements

 _________________________

 UNTIL NOVEMBER 12, 2001 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.      ________________________

                                     PART II

     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

Item.     Other  Expenses  of  Issuance  and  Distribution
          ------------------------------------------------
     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the registration fee, the NASD fee and the NYSE fee.

     AMOUNT  TO  BE  PAID
     --------------------

Registration  fee                              $250.00
NASD  fee                                      To  Be  Determined
NYSE  fee                                      To  Be  Determined
Printing  and  engraving                       To  Be  Determined
Legal  expenses                                To  Be  Determined
Accounting  fees  and  expenses                To  Be  Determined
Blue  sky  fees  and  expenses                 To  Be  Determined
Rating  Agencies'  fees                        To  Be  Determined
Transfer  agent  fees                          To  Be  Determined
Miscellaneous                                  To  Be  Determined
     Total                                     To  Be  Determined


Item.     Indemnification  of  Directors  and  Officers
          ---------------------------------------------
     Illinois corporate law enables a corporation incorporated in the State of Illinois to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed for liability of directors for unlawful payment of dividends or unlawful stock purchases of redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit.

     Illinois provides that a corporation incorporated in the State of Illinois may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Illinois may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

     The Bylaws of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by the law.

     Illinois law authorizes a corporation incorporated in the State of Illinois to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company intends to purchase a policy insuring its directors and officers and directors and officers of its subsidiary companies, to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay.

     In addition, the Company intends to enter into Indemnification Agreements with each of its directors and certain officers. The Indemnification Agreements will provide such directors and officers with indemnification to the maximum extent permitted by Illinois.


Item.     Recent  Sales  of  Unregistered  Securities
          -------------------------------------------
     There  have  been  no  previous  sales  of  securities.

Item.     Exhibits  and  Financial  Statements
          ------------------------------------
     Exhibit  99.1:     Working  Capital  Budget
     Exhibit  3:        Windsor  Corporation  History  &  Formation
     Exhibit  99.2:     Preferred  Stock  Contract
     Exhibit  99.3:     List  of  Licensed  Broker/Dealers/Underwriters
     Exhibit  99.4:     Proposed  Prospectus  Business  Plan  (Senior  Notes)
                 Attachment  1:   Bond  Authentication  History
                 Attachment  2:   Assignment  History  to  Windsor & Guarantee
                 Attachment 3:    Windsor Investment Corporation/Nigeria Rights
                                  Acquisition  Agreement
                 Attachment 4:    Independent Contractor Construction Contracts
                 Attachment  5:   Project  Description  &  Preliminary  Site
                                  Planning
                 Attachment  6:   Employment  Agreement  --  Pro  Forma
                 Attachment  7:   Projected  Income  Statement
     Exhibit  23:      Consent  of  Auditors

Item.     Undertakings
          ------------
     The undersigned Registrant hereby undertakes to provide to the Underwriters certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The  undersigned  Registrant  hereby  undertakes  that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on the 18th day of October, 2001.

                              LAW  OFFICES  OF  WARREN  NEMIROFF


                         By:     ___________________________________
                                  Warren  Nemiroff

                             POWER  OF  ATTORNEY
                             -------------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, WARREN NEMIROFF, and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/S/ JOHN LA MONICA, DIRECTOR   DATE: APRIL 4, 2001